UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☒ Preliminary Information Statement
☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(21))
☐ Definitive Information Statement

PREMIER ALLIANCE GROUP, INC.
(Name of Registrant as Specified In Its Charter)

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PREMIER ALLIANCE GROUP, INC.

4521 Sharon Road, Suite 300
Charlotte, North Carolina  28211

____________________

NOTICE OF STOCKHOLDER ACTION TAKEN
PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

April ___, 2012

Dear Stockholders:

This Information Statement is furnished to provide notice to stockholders of Premier Alliance Group, Inc., a Delaware corporation (the “Company”), of the approval by our Board of Directors (the “Board”), and the holders of a majority of our outstanding voting stock. of the following action (the “Corporate Action”):

Amendment of the Company’s Certificate of Incorporation filed with the Delaware Secretary of State (the “Certificate”) to (a) increase the Company’s authorized common stock, par value $0.001 (the “Common Stock”) from 45,000,000 shares to 90,000,000 shares and (b) to increase the Company’s authorized preferred stock, par value $0.001 (the “Preferred Stock”) from 5,000,000 shares to 10,000,000 shares.

Stockholders of record at the close of business on March 23, 2012 are entitled to notice of the Corporate Action. Since the Corporate Action has been approved by the holders of a majority of our outstanding voting stock, no proxies are being solicited.

Please read this Information Statement carefully.  It describes the effect of the Corporate Action.

Pursuant to Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended, the Corporate Action cannot be taken until at least twenty (20) days after the date this Information Statement is mailed to the Company’s stockholders. Therefore, we anticipate that the amendment to the Certificate will be taken on or after April ___, 2012.

By order of the Board of Directors /s/ Mark S. Elliott By: Mark S. Elliott Its: Chief Executive Officer and Director

PREMIER ALLIANCE GROUP, INC.

INFORMATION STATEMENT
PURSUANT TO SECTION 14 OF THE
SECURITIES AND EXCHANGE ACT OF 1934 AND
REGULATION 14C AND SCHEDULE 14C THEREUNDER
____________________

This Information Statement is being sent to advise the stockholders of action taken without a meeting upon the written consent of the holders of a majority of the outstanding voting stock of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.
____________________

GENERAL

This Information Statement is being furnished to the holders of the outstanding shares of Voting Stock of Premier Alliance Group, Inc., a Delaware corporation (the “Company”). The purpose of this Information Statement is to provide notice that the holders of a majority of our outstanding voting stock, have, by written consent, approved the Corporate Action.

This Information Statement is being mailed on or about April ___, 2012 to those persons who were stockholders of the Company as of the close of business on _______, 2012 (the “Record Date”).  The Corporate Action is expected to become effective on or after April ___, 2012. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing, estimated at $15,000.

As the holders of a majority of our outstanding voting stock have already approved the Corporate Action by written consent, the Company is not seeking approval for the Corporate Action from any of the Company’s other stockholders, and the Company’s other stockholders will not be given an opportunity to vote on the Corporate Action. All necessary corporate approvals have been obtained, and this Information Statement is being furnished solely for the purpose of providing advance notice to the Company’s stockholders of the Corporate Action as required by the Securities Exchange Act of 1934 (the “Exchange Act”).

VOTE REQUIRED

As of the Record Date, there were 15,786,069 shares of Common Stock issued and outstanding, 1,160,000 shares of Series B Preferred Stock issued and outstanding and 2,380,952 shares of Series C Preferred Stock issued and outstanding all of which have voting power, the aggregate amount of which is 24,084,637 votes.  As of March 23, 2012, the stockholders who consented to the Corporate Action held an aggregate of 13,477,446 shares of the Company’s outstanding voting stock equal to approximately 56% of the number of then outstanding votes that could have been given by the holders of all of the Company’s voting stock.

EXPECTED DATE FOR EFFECTING THE CORPORATE ACTION

Under Section 14(c) of the Exchange Act and Rule 14c-2(b) promulgated thereunder, the Corporate Action cannot be taken until at least 20 days after the date that this Information Statement is sent to the Company's stockholders.   It is anticipated that this Information Statement will be mailed on or about April _____, 2012 (the “Mailing Date”) to the stockholders of the Company as of the close of business on the Record Date.  The Company expects to file the amendment to the Certificate so as to effectuate the Corporate Action with the Secretary of State of Delaware, approximately 20 days after the Mailing Date, on or April _______, 2012.

INCREASE IN AUTHORIZED CAPITAL STOCK

The Board of Directors and the holders of a majority of the outstanding voting stock have approved the Corporate Action, which will increase the authorized Common Stock from 45,000,000 shares to 90,000,000 shares and the authorized Preferred Stock from 5,000,000 shares to 10,000,000 shares.  A copy of the amendment to the Certificate is annexed hereto as an Exhibit A. We believe the increase in capital stock will enhance our ability to finance the development and operation of our business.

As of the date hereof, the outstanding Common Stock, and the shares of Common Stock issuable upon conversion of Preferred Stock and exercise of options and warrants total approximately 37 million shares, leaving only approximately 8,000,000 shares for corporate purposes, and the outstanding Preferred Stock totaled approximately 3,600,000 shares, leaving only approximately 1,400,000 shares for corporate purposes.

Our Board of Directors and stockholders approved the amendment to the Certificate to increase our authorized shares by 50,000,000 shares (45,000,000 additional shares of Common Stock and 5,000,000 additional shares of Preferred Stock) so that such shares will be available for issuance for general corporate purposes, without the requirement of further action by our stockholders.  Potential uses of the additional authorized shares may include, but are not limited to, public or private offerings, conversions of convertible securities, issuance of options pursuant to employee stock option plans, acquisition transactions and other corporate purposes.  Increasing our authorized shares will give us greater flexibility and will allow us to issue such shares, in most cases, without the expense of delay of seeking stockholder approval. We are investigating additional sources of financing and acquisitions which our Board believes will be in our best interests and in the best interests of our stockholders.  As of the date of this filing, the Company does not have any definitive plans, proposals or arrangements nor has it received any demands to issue any of the newly available authorized shares for any purpose.

The amendment to the Certificate to increase our authorized shares will not have any immediate effect on the rights of existing stockholders.  However, our Board will have the authority to issue shares without requiring future stockholders approval of such issuances, except as may be required by applicable law or exchange regulations.  To the extent that additional authorized shares are issued in the future, such issuance will decrease the existing stockholders' percentage equity ownership and, depending upon the price at which such shares are issued, could be dilutive to the existing stockholders.

POTENTIAL ANTI-TAKEOVER EFFECTS OF CORPORATE ACTION

The Corporate Action may have the effect of making it more difficult to complete a possible acquisition proposal, merger or assumption of control by a principal stockholder and in turn, may make it more difficult to remove management. While it is possible that management could use these provisions to resist or frustrate a third-party transaction, we have no current plans relating to any proposed takeover and have no knowledge of any proposed takeover attempts.

Increase in Common Stock

The increase in authorized Common Stock may make it more difficult to acquire, or prevent or deter a third party from acquiring, control of the Company or changing the Board and management, as well as to inhibit movement in the market price of our shares that could result from actual or rumored takeover attempts. The proposed increased in our authorized Common Stock is not the result of any such specific effort, but rather, the purpose of the increase in the authorized Common Stock is to provide our Company’s management with the ability to issue Common Stock for public or private offerings, conversions of convertible securities, issuance of options pursuant to employee stock option plans, acquisition transactions and other general corporate purposes.

Increase in  Preferred Stock

Our current Certificate authorizes the issuance of up to 5,000,000 shares of Preferred Stock, with such designations, rights and preferences as may be determined from time to time by our Board.  Approximately 1,400,000 of such shares are presently undesignated.  The Corporate Action will increase that number to 6,400,000 undesignated shares of Preferred Stock.  As such, our Board has the authority to fix the number of shares and the rights, powers and privileges of series or multiple series of Preferred Stock, without any further vote or action by our Company’s stockholders. The existence of undesignated Preferred Stock with possible voting, conversion or other rights or preferences, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying or preventing a change in control, causing the market price of our Company’s Common Stock to decline or impairing the voting power and other rights of the holders of our Common Stock.

Cumulative Voting

Neither the Certificate nor our by-laws provide for cumulative voting.

Indemnification Arrangements

Our bylaws provide for indemnification of our directors and officers and provide for the advancement of expenses in connection with actual or threatened proceedings and claims arising out of their status as such to the fullest extent permitted by applicable law, provided, however, that an officer or director shall not receive indemnification if he or she is finally adjudicated therein to be liable for negligence or misconduct in office. The indemnification provided also extends to good faith expenditures incurred in anticipation of, or preparation for, threatened or proposed litigation.

Removal of Directors and Filling of Vacancies

The number of votes required to remove a director from the Board and giving remaining directors the sole right to fill a vacancy on the Board may make it more difficult for, or prevent or deter a third party from acquiring control of our Company or changing our Board and management.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF PREMIER

The following table sets forth certain information, as of March 19, 2012, with respect to the beneficial ownership of Premier’s outstanding common and preferred stock by (i) each person known to own beneficially more than 5% of each class of Premier’s securities; (ii) each of Premier’s executive officers and directors; and (iii) all of Premier’s directors and executive officers as a group.

Unless otherwise indicated in the footnotes below, Premier believes the persons and entities named in the table have sole voting or investment power with respect to all shares owned. And unless otherwise indicated, the address of each person is care of Premier Alliance Group, Inc., 4521 Sharon Road, Suite 300, Charlotte, North Carolina 28211.

Name	Number of Shares of Common Stock Beneficially Owned	Percent of Class(1)	Number of Shares of Series C Preferred Stock Beneficially Owned	Percent of Class	Number of Shares of Series B Preferred Stock Beneficially Owned	Percent of Class
Mark S. Elliott(2)	926,016	5.8%	0	0	0	0
Robert N. Yearwood(2)	1,877,119	11.7%	0	0	0	0
Kevin J. Hasenfus(2)	1,567,031	9.8%	0	0	0	0
Gregory C. Morris(3)	50,000	*	0	0	0	0
Larry Brumfeld(4)	200,000	1.3%	0	0	0	0
Graeme Booth(5)	450,000	2.8%	0	0	0	0
John Galt(6)	265,033	1.7	0	0	0	0
Stephen W. Yarbrough(3)	50,000	*	0	0	0	0
Patrick Kolenik(7)	589,117	3.6%	0	0	0	0
Cary Sucoff(8)	614,375	3.8%	0	0	0	0
Richard C. Siskey(9)	1,051,944	6.6%	0	0	0	0
Kevin Carnahan(10)	100,000	*	0	0	0	0
Isaac Blech(11)	834,231	5.3%	0	0	0	0
Miriam Blech(12)	8,784,265	36.1%	1,428,571	60%	0	0
River Charitable Remainder Unitrust f/b/o Isaac Blech(13)	5,856,176	27.2%	952,381	40%	0	0
Maxim Group, LLC(14)	819,191	5.2%	0	0	0	0
Philip Kolenik(15)	160,000	1.0%	0	0	160,000	13.8%
Jenco Business Advisors, Inc.(15)	140,000	*	0	0	140,000	12.1%
Louis Eckley(15)	100,000	*	0	0	100,000	8.6%
Equity Trust Company, dba Sterling Trust Custodian FBO David J. Mahoney IRA(15)	100,000	*	0	0	100,000	8.6%
Rozsak Capital LLLP(14)(15)	80,000	*	0	0	80,000	6.9%
K&A Trust(14)(15)	80,000	*	0	0	80,000	6.9%
Matthew McFee(15)	80,000	*	0	0	80,000	6.9%
Michael Burkhard & Teresa Hawkins(15)	60,000	*	0	0	60,000	5.2%
Equity Trust Company, dba Sterling Trust Custodian FBO Thomas W. Brake IRA(15)	60,000	*	0	0	60,000	5.2%
All directors and named officers as a group (13 persons)(2)(3)(4)(5)(6)(7)(8)(10)(11)	13,379,099	55.5%	2,380,283	100%	0	0

*	Less than 1%

(1)
For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock they have the right to acquire within 60 days of September 30, 2011. When computing beneficial ownership percentages, shares of common stock that may be acquired within 60 days are considered outstanding for that holder only, not for any other holder. The number and percentage of shares beneficially owned are based on 8,106,325 shares of common stock issued and outstanding as of November 30, 2011.

(2)	Includes 275,000 shares issuable upon exercise of stock options held each by Mark Elliott, Kevin Hasenfus, and Robert Yearwood. The options were granted in May 2008 and December 2010.

(3)	Includes 50,000 shares issuable upon exercise of warrants held each by Greg Morris and Stephen Yarbrough. Warrants were granted in June 2011.

(4)	Includes 200,000 shares issuable upon exercise of stock options held by Larry Brumfield.

(5)	Includes 450,000 shares issuable upon exercise of stock options by Graeme Booth.

(6)	All of the shares have been placed in escrow under the terms of the acquisition of GreenHouse Holdings, Inc. by the Company.

(7)
Includes 390,000 shares issuable upon exercise of warrants. The warrants were granted in April 2010, March 2011 and June 2011 and expire in 5 years from issue. Also includes 155,044 shares of common stock held by Huntington Laurel Partners LP of which Mr. Kolenik is a General Partner. Mr. Kolenik shares investment and voting power of the Huntington Laurel Partners shares, and disclaims beneficial ownership to 77,522 of those shares.

(8)	Includes 556,440 shares issuable upon exercise of warrants. The warrants were granted in April, June, and December of 2010 and March 2011 and June 2011 and expire in 5 years from issue.

(9)	Includes 70,000 shares issuable upon exercise of warrants. The warrants were granted in December 2010 and expire in December 2015.

(10)	Includes 100,000 shares issuable upon exercise of warrants held by Kevin Carnahan. Warrants were granted in September 2011.

(11)	See notes 12 and 13.

(12)
Represents (a) 1,428,571 shares of Series C Preferred Stock convertible into 4,285,713 shares of common stock, (b) 4,285,714 shares of common stock issuable upon the exercise of warrants and (c) 212,838 shares of Common Stock. Does not include 952,381 shares of Series C Preferred Stock convertible into 2,857,143 shares of common stock and 2,857,142 shares of common issuable upon the exercise of warrants beneficially owned by River Charitable Remainder Unitrust f/b/o Isaac Blech (the “Trust”), of which Isaac Blech is the sole trustee. Miriam Blech is Isaac Blech’s wife and a beneficiary under the Trust. Mrs. Blech disclaims beneficial ownership of the shares held by the Trust, except to the extent of any pecuniary interest therein. Mr. Blech disclaims beneficial interest in the shares held by Mrs. Blech.

(13)
Represents (a) 952,381 shares of Series C Preferred Stock convertible into 2,857,143 shares of common stock, (b) 2,857,142 shares of common stock issuable upon the exercise of warrants and (c) 141,892 shares of common stock. Does not include 1,428,571 shares of Series C Preferred Stock convertible into 4,285,713 shares of common stock and 4,285,714 shares of common issuable upon the exercise of warrants beneficially owned by Miriam Blech. The sole trustee of the Trust is Isaac Blech, who has sole voting and dispositive power of the Trust. The beneficiaries of the Trust are Miriam and Isaac Blech. Mr. Blech disclaims beneficial ownership of the shares held by Mrs. Blech, except to the extent of the any pecuniary interest therein.

(14)	Represents shares of common stock issuable upon exercise of warrants. The warrants were granted in March 2011 and expire in 5 years from issue.

(15)	Represents shares of common stock underlying Series B Preferred Stock convertible on a one-to-one basis.

DISSENTER’S RIGHTS OF APPRAISAL

The Delaware General Corporation Law does not provide for dissenter’s rights in connection with the Corporate Action.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any interest, direct or indirect, by security holdings or otherwise, in the Corporate Action which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This Information Statement includes forward-looking statements.  You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us.  The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict.  In addition, the Company has based many of these forward-looking statements on assumptions about future events that could prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

RELIANCE ON INFORMATION

You should rely only on the information the Company has provided in this Information Statement.  The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information.  You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.   You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov.

Dated: April __, 2012	By order of the Board of Directors /s/ Mark S. Elliott By: Mark S. Elliott Its: Chief Executive Officer and Director

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

PREMIER ALLIANCE GROUP, INC.

Under Section 242 of the General Corporation Law

IT IS HEREBY CERTIFIED THAT:

1.           The name of the corporation is PREMIER ALLIANCE GROUP, INC. (the “Corporation”).

2.           The Certificate of Incorporation of the Corporation was filed with the Secretary of State on June 21, 2011.

3.           The Certificate of Incorporation of the Corporation is hereby amended to change the authorized capital.

4.           To effectuate the change, Article Fourth of the Certificate of Incorporation is hereby amended and restated, in its entirety, to read as follows:

FOURTH:           The Corporation shall be authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock."  The total number of shares of both classes of stock which the Corporation has authority to issue is one hundred million (100,000,000) shares, consisting of: ninety million (90,000,000) shares of Common Stock, $0.001 par value per share, and ten million (10,000,000) shares of Preferred Stock, $0.001 par value per share.

The Board of Directors of the Corporation (the "Board of Directors") is authorized, subject to limitations prescribed by applicable law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock from time to time in one or more series, each of which series shall have such distinctive designation or title as shall be fixed by the Board of Directors prior to the issuance of any shares thereof.  Each such series of Preferred Stock shall have such voting powers, shall consist of such number of shares, shall be issued for such consideration and shall otherwise have such powers, designations, preferences and relative, participating, optional or other rights, if any, and such qualifications, limitations or restrictions, if any, as shall be stated in such resolution or resolutions providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with applicable law.

5.           This Amended Certificate of Incorporation of the Corporation has been fully adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed this ____ day of April 2012.

By:_________________________ Name: Mark S. Elliott Title: Chief Executive Officer